Exhibit 23.6
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves reports, dated October 26, 2021, and October 27, 2021, relating to the proved oil and gas reserves of Primexx Resource Development, LLC as of December 31, 2019, and December 31, 2020, respectively, and of our reserves reports, dated October 26, 2021, and October 27, 2021, relating to the proved oil and gas reserves of BPP Acquisition LLC as of December 31, 2019, and December 31, 2020, respectively, included in or made a part of this Registration Statement on Form S-3, including any amendments thereto (the “Registration Statement”), of Callon Petroleum Company, in accordance with the requirements of the Securities Act of 1933, as amended. We also consent to the references to us under the heading “Experts” contained in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
November 19, 2021